EXECUTION

GSR MORTGAGE LOAN TRUST 2007-4F

MORTGAGE PASS-THROUGH CERTIFICATES

SERIES 2007-4F

MASTER SERVICING

and

TRUST AGREEMENT

among

GS MORTGAGE SECURITIES CORP.,
as Depositor

U.S. BANK NATIONAL ASSOCIATION,
as Trustee and as a Custodian

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Master Servicer and Securities Administrator

DEUTSCHE BANK NATIONAL TRUST COMPANY,
as a Custodian

and

Dated as of

June 1, 2007

i

SCHEDULES AND EXHIBITS

Schedule I	Mortgage Loans

Schedule II	[Reserved]

Schedule III	[Reserved]

Exhibit A	Forms of Certificates

ii

MASTER SERVICING AND TRUST AGREEMENT

THIS MASTER SERVICING AND TRUST AGREEMENT (this “Trust Agreement”), dated as of June 1, 2007, is hereby executed by and among GS MORTGAGE SECURITIES CORP., a Delaware corporation (the “Depositor”), U.S. BANK NATIONAL ASSOCIATION, as trustee (the “Trustee”) and as a custodian, DEUTSCHE BANK NATIONAL TRUST COMPANY, as a custodian (together with U.S. Bank National Association in its capacity as a custodian, the “Custodians”) and WELLS FARGO BANK, N.A., as securities administrator (in such capacity, the “Securities Administrator”) and master servicer (in such capacity, the “Master Servicer”). All of the provisions of the Standard Terms to Master Servicing and Trust Agreement (June 2007 Edition) (the “Standard Terms”), unless otherwise specified herein, are hereby incorporated herein by reference and shall be a part of this Trust Agreement as if set forth herein in full.

PRELIMINARY STATEMENT

The Board of Directors of the Depositor has duly authorized the formation of GSR Mortgage Loan Trust 2007-4F as a trust (the “Trust”) to issue a series of securities with an aggregate initial outstanding principal balance of $790,100,742 to be known as the Mortgage Pass-Through Certificates, Series 2007-4F (the “Certificates”). The Trust is formed by this Trust Agreement. The Certificates in the aggregate evidence the entire beneficial ownership in the Trust. The Certificates consist of the Classes set forth herein.

Pursuant to Section 12.01 of the Standard Terms, the Securities Administrator, on behalf of the Trustee, shall make an election to treat all of the Trust Estate as three real estate mortgage investment conduits (each, a “REMIC” and, individually, “REMIC LT1,” “REMIC MT” and “REMIC UT”) for federal income tax purposes. The “startup day” of each REMIC for purposes of the REMIC Provisions is the Closing Date.

For purposes of naming the REMIC Interests and the Certificates, the first number of the Senior Certificates (“1,” “2,” “3,” “4,” “5,” “6” or “7”), if any, refers to the Collateral Group, the letter (“A,” “M” or “B”), refers to the status of the interest (“A” for senior or “M” or “B” for subordinate) and the final character or characters (“1,” “2,” “3,” “4,” “5,” “6,” “7,” “8,” “9,” “10,” “11,” “P,” “R” or “RC”) refers to the specific Class.

NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties hereinafter set forth, the Depositor, the Trustee, the Securities Administrator, each Custodian and the Master Servicer agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.01. Standard Terms.

The Depositor, the Trustee, the Securities Administrator, the Custodians and the Master Servicer acknowledge that the Standard Terms prescribe certain obligations of each such entity with respect to the Certificates. The Depositor, the Trustee, the Securities Administrator, the Custodians and the Master Servicer agree to observe and perform such prescribed duties, responsibilities and obligations, pursuant to the terms and conditions thereof and of this Trust Agreement, except to the extent inconsistent with the provisions of this Trust Agreement, the Standard Terms are and shall be a part of this Trust Agreement to the same extent as if set forth herein in full.

Section 1.02. Defined Terms.

Capitalized terms used but not defined herein shall have the respective meanings assigned to them in Section 1.01 of the Standard Terms or in the applicable Sale and Servicing Agreement. In the event of a conflict between the Standard Terms and the applicable Sale and Servicing Agreement, such Sale and Servicing Agreement shall govern. In the event of a conflict between the Standard Terms and this Trust Agreement, this Trust Agreement shall govern. In addition, the following provisions shall govern the defined terms set forth below for this Trust Agreement:

“Accrued Certificate Interest”: Interest to be distributed to each Class of Certificates entitled to interest on any Distribution Date consisting of the sum of (i) interest accrued during the related Interest Accrual Period at the applicable Certificate Rate for such Class of Certificates on the Certificate Balance (or Notional Amount) of such Class of Certificates immediately preceding such Distribution Date and (ii) accrued but unpaid Accrued Certificate Interest from prior Distribution Dates (on a cumulative basis, but without interest on such unpaid Accrued Certificate Interest).

“Aggregate Subordinate Percentage”: For any Certificate Group at any time, the sum of the Class Principal Balances of the Subordinate Certificates divided by the sum of the outstanding principal balances for all the Mortgage Loans in the related Collateral Groups (other than the Applicable Fractions thereof allocable to the Class A-P Certificates).

“Applicable Fraction”: For each Mortgage Loan and REMIC LT1, shall be calculated as follows:

•	For Collateral Group P and each Discount Loan:

5.00% minus the Net Rate on such Discount Loan
5.00%;

•	For Collateral Group 1 and each Discount Loan:

Net Rate on such Discount Loan
5.00%;

•	For Collateral Group 1 and each Mortgage Loan in Loan Group 1 with a Net Rate greater than or equal to 5.00% per annum, but less than 5.75% per annum:

5.75% minus the Net Rate on such Mortgage Loan
0.75%;

•	For Collateral Group 2 and each Mortgage Loan in Loan Group 1 with a Net Rate greater than or equal to 5.00% per annum, but less than 5.75% per annum:

1 minus é5.75% minus the Net Rate on such Mortgage Loanù
                ë                                         0.75%                                     û;

•	For Collateral Group 2 and each Mortgage Loan in Loan Group 1 with a Net Rate greater than or equal to 5.75% per annum, but less than 6.00% per annum:

6.00% minus the Net Rate on such Mortgage Loan
0.25%;

•	For Collateral Group 3 and each Mortgage Loan in Loan Group 1 with a Net Rate greater than or equal to 5.75% per annum, but less than 6.00% per annum:

1 minus é6.00% minus the Net Rate on such Mortgage Loanù
                ë                                         0.25%                                     û;

•	For Collateral Group 3 and each Mortgage Loan in Loan Group 1 with a Net Rate greater than or equal to 6.00% per annum, but less than 7.00% per annum:

7.00% minus the Net Rate on such Mortgage Loan
1.00%;

•	For Collateral Group 4 and each Mortgage Loan in Loan Group 1 with a Net Rate greater than or equal to 6.00% per annum, but less than 7.00% per annum:

1 minus é7.00% minus the Net Rate on such Mortgage Loanù
                ë                                         1.00%                                      û;

•
For Collateral Group 4 and each Mortgage Loan in Loan Group 1 with a Net Rate greater than or equal to 7.00% per annum, 100%; provided that all interest in excess of 7.00% per annum on each Mortgage Loan in Loan Group 1 with a Net Rate greater than or equal to 7.00% shall be allocated to the Class A-X Certificates in respect of the Class A-X(1) Component thereof;

•	For Collateral Group 1 and each Mortgage Loan in Loan Group 2 with a Net Rate greater than or equal to 5.00% per annum, but less than 5.50% per annum:

5.50% minus the Net Rate on such Mortgage Loan
0.50%;

•	For Collateral Group 5 and each Mortgage Loan in Loan Group 2 with a Net Rate greater than or equal to 5.00% per annum, but less than 5.50% per annum:

1 minus é5.50% minus the Net Rate on such Mortgage ù
                 ë                                      1.00%                                û;

•	For Collateral Group 5 and each Mortgage Loan in Loan Group 2 with a Net Rate greater than or equal to 5.50% per annum, but less than 6.00% per annum:

6.00% minus the Net Rate on such Mortgage Loan
0.50%;

•	For Collateral Group 6 and each Mortgage Loan in Loan Group 2 with a Net Rate greater than or equal to 5.50% per annum, but less than 6.00% per annum:

1 minus é6.00% minus the Net Rate on such Mortgage Loanù
                ë                                           0.50%                                    û;

•	For Collateral Group 6 and each Mortgage Loan in Loan Group 2 with a Net Rate greater than or equal to 6.00% per annum, but less than 6.50% per annum:

6.50% minus the Net Rate on such Mortgage Loan
0.50%;

•	For Collateral Group 7 and each Mortgage Loan in Loan Group 2 with a Net Rate greater than or equal to 6.00% per annum, but less than 6.50% per annum:

1 minus é6.50% minus the Net Rate on such Mortgage Loanù
                ë                                          0.50%                                    û;

•
For Collateral Group 7 and each Mortgage Loan in Loan Group 2 with a Net Rate greater than or equal to 6.50% per annum, 100%; provided that all interest in excess of 6.50% per annum on each Mortgage Loan in Loan Group 2 with a Net Rate greater than or equal to 6.50% shall be allocated to the Class A-X Certificates in respect of the Class A-X(2) Component thereof;

“A-P Principal Distribution Amount“: The aggregate of the sum of the following amounts for Collateral Group P and any Distribution Date:

(i)	the Applicable Fractions for the Class A-P Certificates of items (a), (b) and (c) of the definition of Principal Payment Amount for such Collateral Group;

(ii)
the Applicable Fractions for the Class A-P Certificates of all Payoffs and Curtailments for each Mortgage Loan contributing to such Collateral Group that were received during the preceding calendar month or received during the period beginning on and including the second day of the preceding calendar month and ending on and including the first day of the then current calendar month (as provided in the applicable Sale and Servicing Agreement); and

(iii)	the Applicable Fractions for the Class A-P Certificates of the principal portion of the Liquidation Principal for each Liquidated Mortgage Loan contributing to such Collateral Group.

“Apportioned Principal Balance”: For any Class of Subordinate Certificates and any Distribution Date, the Class Principal Balance of such Class immediately prior to such Distribution Date multiplied by a fraction, the numerator of which is the related Group Subordinate Amount for such date and the denominator of which is the sum of the Group Subordinate Amounts for all of the related Collateral Groups for such date.

“Assignment Agreements”: (i) the Assignment, Assumption and Recognition Agreement dated as of June 1, 2007, by and among GSMC, the Depositor and Avelo, as servicer, (ii) the Assignment, Assumption and Recognition Agreement dated as of June 1, 2007, by and among the Depositor and the Trustee, and as acknowledged by the Master Servicer, (iii) the Assignment, Assumption and Recognition Agreement dated as of June 1, 2007, by and among GSMC, the Depositor and Countrywide Servicing, as servicer, and relating to loans acquired through a trade confirmation, (iv) the Assignment, Assumption and Recognition Agreement dated as of June 1, 2007, by and among GSMC, the Depositor and Countrywide, as seller, and relating to loans acquired through a trade confirmation, (v) the Assignment, Assumption and Recognition Agreement dated as of June 1, 2007, by and among the Depositor, the Trustee, Countrywide and Countrywide Servicing, and as acknowledged by the Master Servicer, and relating to loans acquired through a trade confirmation, (vi) the Assignment, Assumption and Recognition Agreement dated as of June 1, 2007, by and among GSMC, the Depositor and Countrywide Servicing, as servicer, and relating to loans acquired through an assignment, assumption and recognition agreement, (vii) the Assignment, Assumption and Recognition Agreement dated as of June 1, 2007, by and among GSMC, the Depositor and Countrywide, as seller, and relating to loans acquired through an assignment, assumption and recognition agreement, (viii) the Assignment, Assumption and Recognition Agreement dated as of June 1, 2007, by and among the Depositor, the Trustee, Countrywide and Countrywide Servicing, and as acknowledged by the Master Servicer, and relating to loans acquired through an assignment, assumption and recognition agreement, (ix) the Assignment, Assumption and Recognition Agreement dated as of June 1, 2007, among GSMC, the Depositor and Fifth Third, as servicer, (x) the Assignment, Assumption and Recognition Agreement dated as of June 1, 2007, among the Trustee, the Depositor and Fifth Third, as servicer, and as acknowledged by the Master

Servicer, (xi) the Assignment, Assumption and Recognition Agreement dated as of June 1, 2007, among GSMC, the Depositor and GMACM, as servicer, (xii) the Assignment, Assumption and Recognition Agreement dated as of June 1, 2007, among the Trustee, the Depositor and GMACM, as servicer, and as acknowledged by the Master Servicer, (xiii) the Assignment, Assumption and Recognition Agreement dated as of June 1, 2007, by and among GSMC, the Depositor and JPMCB, as servicer, (xiv) the Assignment, Assumption and Recognition Agreement dated as of June 1, 2007, by and among the Depositor, JPMCB and the Trustee, and as acknowledged by the Master Servicer, (xvi) the Assignment, Assumption and Recognition Agreement dated as of June 1, 2007, by and among GSMC, the Depositor and Nat City, as servicer, (xvii) the Assignment, Assumption and Recognition Agreement dated as of June 1, 2007, among the Depositor, the Trustee and Nat City, as servicer, and as acknowledged by the Master Servicer, (xviii) the Assignment, Assumption and Recognition Agreement dated as of June 1, 2007, by and among GSMC, the Depositor and SunTrust, as servicer, (xix) the Assignment, Assumption and Recognition Agreement dated as of June 1, 2007, among the Depositor, the Trustee and SunTrust, as servicer, and as acknowledged by the Master Servicer, (xx) the Assignment, Assumption and Recognition Agreement dated as of June 1, 2007, by and among GSMC, the Depositor and WaMu, as servicer, (xxi) the Assignment, Assumption and Recognition Agreement dated as of June 1, 2007, among the Depositor, the Trustee and WaMu, as servicer, and as acknowledged by the Master Servicer, (xxii) the Assignment, Assumption and Recognition Agreement dated as of June 1, 2007, by and among GSMC, the Depositor and Wells Fargo, as servicer, and (xxiii) the Assignment, Assumption and Recognition Agreement dated as of June 1, 2007, among the Depositor, the Trustee and Wells Fargo, as servicer, and as acknowledged by the Master Servicer.

“Available Distribution Amount”: For any Distribution Date and any Collateral Group, the sum of the Applicable Fractions for each Mortgage Loan contributing to such Collateral Group of the following amounts:

(i) the total amount of all cash received from or on behalf of the Mortgagors or advanced by the Servicer (or the Master Servicer in the event the Servicer fails to make such required advances, or by the Trustee in the event the Master Servicer fails to make any such required advances, in each case pursuant to Section 3.05 of the Standard Terms) on the Mortgage Loans contributing to such Collateral Group and not previously distributed (including Monthly Advances made by the Servicer (or by the Master Servicer in the event the Servicer fails to make such required advances, or by the Trustee in the event the Master Servicer fails to make any such required advances, in each case pursuant to Section 3.05 of the Standard Terms), Compensating Interest Payments made by the Servicer (or the Master Servicer or other successor servicer, as the case may be) and proceeds of Mortgage Loans that are liquidated), except:

(a) all Scheduled Payments collected but due on a Due Date after such Distribution Date;

(b) all Curtailments received after the previous calendar month;

(c) all Payoffs received after the previous calendar month (together with each interest payment received with such Payoffs to the extent that it represents the payment of interest accrued on the Mortgage Loans contributing to such Collateral Group for the period after the previous calendar month);

(d) Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds received on the Mortgage Loans contributing to such Collateral Group after the previous calendar month;

(e) all amounts in the Certificate Account from Mortgage Loans contributing to such Collateral Group that are then due and payable to the Servicer under the related Sale and Servicing Agreement;

(f) the Servicing Fee and the Master Servicing Fee for each Mortgage Loan in such Collateral Group, net of any amounts payable as compensating interest by the Servicer on that Distribution Date;

(g) any amounts payable in respect of any primary mortgage insurance policy;

(h) all related indemnification amounts and other amounts reimbursable on such Distribution Date to the Securities Administrator, each Custodian or the Trustee or the Master Servicer; and

(i) all expenses of the Trust Estate paid after the immediately preceding Distribution Date;

(ii) the total amount of any cash received by the Securities Administrator or the Servicer (or the Master Servicer) from the repurchase by the applicable Loan Seller of any Mortgage Loans contributing to such Collateral Group as a result of defective documentation or breach of representations and warranties (provided that the obligation to repurchase arose before the related Due Date); provided further that the Available Distribution Amount for REMIC UT shall be the amounts distributed by REMIC MT and the Available Distribution Amount for REMIC MT shall be the amounts distributed by REMIC LT1.

provided that interest with respect to any Mortgage Loan that relates to two Collateral Groups shall be included in the Available Distribution Amount for each related Collateral Group as follows: first, to the Collateral Group with the lower Effective Net Rate, interest to the extent accrued on the Applicable Fraction of the principal of such Mortgage Loan at the Effective Net Rate for such Collateral Group; and second, to the other Collateral Group related to such Mortgage Loan.

“Avelo”: Avelo Mortgage, L.L.C.

“A-X(1) Component”: That portion of the Class A-X Notional Amount related to Loan Group 1.

“A-X(2) Component”: That portion of the Class A-X Notional Amount related to Loan Group 2.

“Bank of America”: Bank of America, National Association.

“B Average Rate”: For each Distribution Date, an annual rate equal to the weighted average of the Designated Rates applicable to Collateral Group 1, Collateral Group 2, Collateral Group 3, Collateral Group 4, Collateral Group 5, Collateral Group 6 and Collateral Group 7, and weighted on the basis of the Group Subordinate Amounts for such Collateral Groups.

“Book-Entry Certificates”: The Senior Certificates and the Subordinate Certificates.

“Certificate Account Property”: The Certificate Account, all amounts, investments and other property held from time to time in the Certificate Account, and all proceeds of the foregoing.

“Certificate Balance”: As to any Class of Certificates (other than any Interest Only Certificate) or Interests as of the close of business on each Distribution Date, the initial Certificate Balance thereof (as shown on the charts in Section 2.03) reduced by (i) all principal payments previously distributed to such Class and (ii) all Realized Losses previously allocated to such Class and increased (a) in the case of any Class of Certificates for which the Certificate Balance thereof has been reduced by any Realized Loss, by the amount of any Subsequent Recoveries allocated to such Class in accordance with Section 3.02(e) and (b) in the case of any Accrual Certificates, by any Accrued Certificate Interest previously added to the Certificate Balance thereof.

“Certificate Group”: The Group 1 Certificates, Group 2 Certificates, Group 3 Certificates, Group 4 Certificates, Group 5 Certificates, Group 6 Certificates and Group 7 Certificates, as applicable.

“Certificate Rate”: With respect to each Class of Certificates on any Distribution Date, the percentage per annum or other entitlement to interest described in Section 2.03. With respect to each REMIC Interest on any Distribution Date, the Certificate Rates described in Section 2.03.

“Certificates”: The Class 1A-1, Class 2A-2, Class 2A-4, Class 2A-6, Class 2A-7, Class 2A-8, Class 3A-1, Class 3A-3, Class 3A-4, Class 3A-5, Class 3A-6, Class 3A-7, Class 3A-8, Class 3A-9, Class 3A-10, Class 4A-1, Class 4A-2, Class 5A-1, Class 6A-1, Class 7A-1, Class A-X, Class M-1, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class RC and Class R Certificates.

“Chase Home Finance”: Chase Home Finance LLC.

“Class”: Each Class of Certificates or REMIC Interests.

"Class 4A-2 Notional Amount": Initially shall be $77,646,000, and with respect to each Distribution Date, an amount equal to the Class Principal Balance of the Class 4A-1 Certificates on such Distribution Date.

“Class A Certificates”: The Class 1A-1, Class 2A-2, Class 2A-4, Class 2A-6, Class 2A-7, Class 2A-8, Class 3A-1, Class 3A-3, Class 3A-4, Class 3A-5, Class 3A-6, Class 3A-7, Class 3A-8, Class 3A-9, Class 3A-10, Class 4A-1, Class 4A-2, Class 5A-1, Class 6A-1, Class 7A-1 and Class A-X Certificates.

“Class A-X Notional Amount”: Initially shall be $245,320, and with respect to each Distribution Date, will be equal to the sum of the A-X(1) Component Notional Amount and the A-X(2) Component Notional Amount.

“Class B Certificates”: The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates.

“Class M Certificates”: The Class M-1 Certificates.

“Class Principal Balance”: As to any Class of Certificates on each Distribution Date, the total Certificate Balance of all Certificates of such Class on that Distribution Date.

“Closing Date”: June 29, 2007.

“Collateral Group”: Any of Collateral Group P, Collateral Group 1, Collateral Group 2, Collateral Group 3, Collateral Group 4, Collateral Group 5, Collateral Group 6 or Collateral Group 7, as applicable.

“Collateral Group P”: The portions of Group 1 and Group 2 Discount Loans that have been stripped to an Effective Net Rate of 0.00%.

“Collateral Group 1”: The Mortgage Loans in Subgroup 1-P, Subgroup 2-P, Subgroup 1-A and Subgroup 2-A or portions thereof that have been stripped to an Effective Net Rate of 5.00%.

“Collateral Group 2”: The Mortgage Loans in Subgroup 1-A and Subgroup 1-B or portions thereof that have been stripped to an Effective Net Rate of 5.75%.

“Collateral Group 3”: The Mortgage Loans in Subgroup 1-B and Subgroup 1-C or portions thereof that have been stripped to an Effective Net Rate of 6.00%.

“Collateral Group 4”: The Mortgage Loans in Subgroup 1-C and Subgroup 1-D or portions thereof that have been stripped to an Effective Net Rate of 7.00%.

“Collateral Group 5”: The Mortgage Loans in Subgroup 2-A and Subgroup 2-B or portions thereof that have been stripped to an Effective Net Rate of 5.50%.

“Collateral Group 6”: The Mortgage Loans in Subgroup 2-B and Subgroup 2-C or portions thereof that have been stripped to an Effective Net Rate of 6.00%.

“Collateral Group 7”: The Mortgage Loans in Subgroup 2-C and Subgroup 2-D or portions thereof that have been stripped to an Effective Net Rate of 6.50%.

“Combination Group”: Any combination of Exchangeable REMIC Certificates set forth on Appendix A to the Exchange Agreement.

“Component Notional Amount” means, (a) for the A-X(1) Component, initially $59,294 and for each Distribution Date after the Closing Date, an amount (truncated to the nearest integer) equal to the product of (x) a fraction, the numerator of which is the weighted average of the Net Rates of the Premium Loans in Loan Group 1 at the beginning of the related Due Period minus 7.00% and the denominator of which is 6.00% and (y) the total principal balance of the Premium Loans in Loan Group 1 as of the first day of the related Interest Accrual Period and (b) for the A-X(2) Component, initially $186,026 and for each Distribution Date after the Closing Date, an amount (truncated to the nearest integer) equal to the product of (x) a fraction, the numerator of which is the weighted average of the Net Rates of the Premium Loans in Loan Group 2 at the beginning of the related Due Period minus 6.50% and the denominator of which is 6.00% and (y) the total principal balance of the Premium Loans in Loan Group 2 as of the first day of the related Interest Accrual Period.

“Conduit Program”: GSMC’s mortgage conduit program, through which mortgage loans are acquired from time to time from various banks, savings and loan associations, mortgage bankers and other mortgage loan originators and purchasers of mortgage loans in the secondary market.

“Corresponding Class”: For each Class of REMIC Interests or Certificates, the Class or Classes indicated as such in the tables set forth in Section 2.03.

“Countrywide”: Countrywide Home Loans, Inc., or any successor in interest.

“Countrywide Servicing”: Countrywide Home Loans Servicing LP, or any successor in interest.

“Credit Support Depletion Date”: The first Distribution Date (if any) on which the aggregate Certificate Balance of the Subordinate Certificates has been or shall be reduced to zero.

“Current Realized Loss”: For the Class A-P Certificates and each Distribution Date, the sum of the related Applicable Fraction of Realized Losses realized during the preceding calendar month on each Discount Loan.

“Current Shortfall”: Any amount included in the Principal Distribution Amount for which cash is not available to make distributions as a result of the Servicer’s decision not to Advance a delinquent payment, other than a Realized Loss.

“Curtailment”: Any partial prepayment on any Mortgage Loan.

“Custodian”: As defined in the Preliminary Statement.

“Custodial Agreement”: The Master Custodial Agreement, dated as of June 1, 2007 among GSMC, the Custodians, the Servicers, the Master Servicer and the Securities Administrator.

“Cut-Off Date”: June 1, 2007.

“Data Collection Schedule”: As defined in the Custodial Agreement.

“Deferred Principal Amount”: For the Class A-P Certificates, the cumulative amount of current Realized Losses allocated to such Class on prior Distribution Dates, minus all amounts reimbursed from amounts otherwise payable on the Subordinate Certificates.

“Depositor”: GS Mortgage Securities Corp., in its capacity as depositor under this Trust Agreement.

“Designated Rate”: With respect to Collateral Group P, 0.00%. With respect to Collateral Group 1, 5.00% per annum. With respect to Collateral Group 2, 5.75% per annum. With respect to Collateral Group 3, 6.00% per annum. With respect to Collateral Group 4, 7.00% per annum. Collateral Group 5, 5.50% per annum. With respect to Collateral Group 6, 6.00% per annum. With respect to Collateral Group 7, 6.50% per annum.

“Deutsche Bank”: Deutsche Bank National Trust Company, or any successor in interest.

“Discount Loan”: Any Mortgage Loan with a Net Rate less than 5.00% per annum.

“Distribution Date”: The 25th day of each month, or if such day is not a Business Day, the next Business Day following such day. The first Distribution Date shall be July 25, 2007.

“Due Date”: For any Mortgage Loan, the first day in each calendar month.

“Due Period”: For any Distribution Date, the period beginning on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

“Exchangeable REMIC Class” or “Exchangeable REMIC Certificates”: The Class 2A-2, Class 2A-4, Class 2A-6, Class 2A-7, Class 2A-8, Class 3A-3, Class 3A-4, Class 3A-5 and Class 3A-6 Certificates.

“Exchange Classes” or “Exchange Certificates”: The Class 2A-1, Class 2A-3, Class 2A-5, Class 3A-2 and Class 3A-11 Certificates issued or issuable pursuant to the Exchange Agreement in exchange and in accordance with the Exchange Agreement for the Exchangeable REMIC Certificates, or the Certificates of each such Class, as the context may require.

“Exchange Agreement”: The Trust Agreement dated as of June 1, 2007, entered into by and among the Depositor, the Trustee, the Master Servicer and the Securities Administrator for the issuance of the Exchange Certificates.

“Exchange Trustee”: U.S. Bank National Association, in its capacity as trustee under the Exchange Agreement.

“Effective Net Rate”: For any Mortgage Loan and any Collateral Group to which such Mortgage Loan contributes interest, the effective Net Rate at which such Mortgage Loan contributes interest to such Collateral Group.

“Fair Market Value Excess”: An amount equal to the excess, if any, of the amount in clause (y) of the definition of “Termination Price,” over the amount in clause (x) of the definition of “Termination Price.”

“Fifth Third”: Fifth Third Mortgage Company, or any successor in interest.

“Fitch”: Fitch Ratings, or any successor in interest.

“GMACM”: GMAC Mortgage, LLC, or any successor in interest.

“Group 1 Certificate”: Any Class 1A-1 Certificate.

“Group 1 Premium Loan”: Any Mortgage Loan in Group 1 with a Net Rate greater than or equal to 7.00% per annum.

“Group 2 Certificate”: Any Class 2A-2, Class 2A-4, Class 2A-6, Class 2A-7 or Class 2A-8 Certificate.

"Group 2 NAS Priority Amount": For any Distribution Date is equal to the lesser of (i) the sum of (x) the product of the Group 2 NAS Percentage for such date, the NAS Scheduled Principal Percentage for such date and the Scheduled Principal Amount for Collateral Group 2 and such date and (y) the product of the Group 2 NAS Percentage for such date, the NAS Prepayment Shift Percentage for such date and the Unscheduled Principal Amount for Collateral Group 2 and such date and (ii) the aggregate Class Principal Balance of the Class 2A-7 and Class 2A-8 Certificates immediately prior to such date. Notwithstanding the foregoing, (i) on and after the Credit Support Depletion Date, the Class 2A-7 and Class 2A-8 Certificates shall be entitled to their aggregate pro rata share of all scheduled and unscheduled payments of principal related to Collateral Group 2 and (ii) on the date on which the aggregate Class Principal Balance of the Class 2A-2, Class 2A-4 and Class 2A-6 Certificates has been reduced to zero, the Class 2A-7 and Class 2A-8 Certificates shall be entitled, pro rata, to any remaining Senior Principal Distribution Amount for Collateral Group 2 allocable to the Class 2A-2, Class 2A-4 and Class 2A-6 Certificates and thereafter, the Group 2 NAS Priority Amount will equal the Senior Principal Distribution Amount for Collateral Group 2.

"Group 2 NAS Percentage": For any Distribution Date will be equal to the lesser of (i) 100% and (ii) the percentage obtained by dividing (x) the aggregate Class Principal Balance of the Class 2A-7 and Class 2A-8 Certificates immediately prior to such date by (y) the aggregate Class Principal Balance of the Class 2A-2, Class 2A-4, Class 2A-6, Class 2A-7 and Class 2A-8 Certificates immediately prior to such date.

“Group 2 Premium Loan”: Any Mortgage Loan in Group 2 with a Net Rate greater than or equal to 6.50% per annum.

“Group 3 Certificate”: Any Class 3A-1, Class 3A-3, Class 3A-4, Class 3A-5, Class 3A-6, Class 3A-7, Class 3A-8, Class 3A-9 or Class 3A-10 Certificate.

"Group 3 NAS Priority Amount": For any Distribution Date is equal to the lesser of (i) the sum of (x) the product of the Group 3 NAS Percentage for such date, the NAS Scheduled Principal Percentage for such date and the Scheduled Principal Amount for Collateral Group 3 and such date and (y) the product of the Group 3 NAS Percentage for such date, the NAS Prepayment Shift Percentage for such date and the Unscheduled Principal Amount for Collateral Group 3 and such date and (ii) the aggregate Class Principal Balance of the Class 3A-6 and Class 3A-7 Certificates immediately prior to such date. Notwithstanding the foregoing, (i) on and after the Credit Support Depletion Date, the Class 3A-6 and Class 3A-7 Certificates shall be entitled to their aggregate pro rata share of all scheduled and unscheduled payments of principal related to Collateral Group 3 and (ii) on the date on which the aggregate Class Principal Balance of the Class 3A-1, Class 3A-3, Class 3A-4, Class 3A-5, Class 3A-8, Class 3A-9 and Class 3A-10 Certificates has been reduced to zero, the Class 3A-6 and Class 3A-7 Certificates shall be entitled, pro rata, to any remaining Senior Principal Distribution Amount for Collateral Group 3 allocable to the Class 3A-1, Class 3A-3, Class 3A-4, Class 3A-5, Class 3A-8, Class 3A-9 and Class 3A-10 Certificates and thereafter, the Group 3 NAS Priority Amount will equal the Senior Principal Distribution Amount for Collateral Group 3.

"Group 3 NAS Percentage": For any Distribution Date will be equal to the lesser of (i) 100% and (ii) the percentage obtained by dividing (x) the aggregate Class Principal Balance of the Class 3A-6 and Class 3A-7 Certificates immediately prior to such date by (y) the aggregate Class Principal Balance of the Class 3A-1, Class 3A-3, Class 3A-4, Class 3A-5, Class 3A-6, Class 3A-7, Class 3A-8, Class 3A-9 and Class 3A-10 Certificates immediately prior to such date.

“Group 4 Certificate”: Any Class 4A-1 or Class 4A-2 Certificate.

“Group 5 Certificate”: Any Class 5A-1 Certificate.

“Group 6 Certificate”: Any Class 6A-1 Certificate.

“Group 7 Certificate”: Any Class 7A-1 Certificate.

“Group Subordinate Amount”: With respect to each Collateral Group and any Distribution Date, the excess of the sum of the Applicable Fractions of the Scheduled Principal Balance of the Mortgage Loans contributing to such Collateral Group for the immediately preceding Distribution Date for that Collateral Group (other than the Applicable Fractions thereof allocable to the Class A-P Certificates) over the total Certificate Balance of the Senior Certificates (other than the Class A-P Certificates) of the related Certificate Group immediately prior to such Distribution Date.

“GSMC”: Goldman Sachs Mortgage Company, or any successor in interest.

“Interest Accrual Period”: For any Distribution Date (other than the first Distribution Date) and any regular interest in any REMIC created hereby or any Class of Certificates entitled to interest (other than the Class 4A-1 and Class 4A-2 Certificates), the calendar month immediately preceding the calendar month in which such Distribution Date occurs. For any Distribution Date (other than the first Distribution Date) and the Class 4A-1 and Class 4A-2 Certificates is the period beginning on and including the 25th day of the month immediately preceding the month in which such Distribution Date occurs and ending on and including the 24th day of the month in which such Distribution Date occurs. For the first Distribution Date and any regular interest in any REMIC created hereby or any Class of Certificates entitled to interest (other than the Class 4A-1 and Class 4A-2 Certificates) will accrue from June 1, 2007. For the first Distribution Date, interest on the Class 4A-1 and Class 4A-2 Certificates will accrue from June 25, 2007.

“Interest Only Certificate”: Any Class 4A-2 or Class A-X Certificate.

“Interests”: Each Class of REMIC Interests.

“JPMCB”: JPMorgan Chase Bank, National Association, or any successor in interest.

“Junior Subordinate Certificates”: The Class B-4, Class B-5 and Class B-6 Certificates.

“Liquidation Principal”: For any Distribution Date, the principal portion of Liquidation Proceeds received from each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date.

“Loan Group 1”: The Mortgage Loans identified on Schedule I as being in Loan Group 1.

“Loan Group 2”: The Mortgage Loans identified on Schedule I as being in Loan Group 2.

“Loan Seller”: Each of Countrywide, Fifth Third, GMACM, JPMCB, Nat City, SunTrust, WaMu and Wells Fargo.

“Master Servicer”: Wells Fargo Bank, N.A., in its capacity as Master Servicer, or any successor master servicer.

“Master Servicing Fee”: With respect to any Distribution Date, all income and gain realized from the investment of funds in the Master Servicer Account during the period from but excluding the Servicer Remittance Date relating to such Distribution Date, to but excluding the Master Servicer Remittance Date relating to such Distribution Date.

“Maximum Rate”: With respect to any Distribution Date and any Class of Floating Rate Certificates, the amount set forth in the table in footnote 4 to the table in Section 2.03(d).

“Moody’s”: Moody’s Investors Service, Inc., or any successor in interest.

“Mortgage Loans”: The mortgage loans identified on Schedule I hereto.

"NAS Prepayment Shift Percentage": For any Distribution Date during the five years beginning on the first Distribution Date shall be 0%. Thereafter, the NAS Prepayment Shift Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date shall be as follows: for any Distribution Date in the first year thereafter, 30%; for any Distribution Date in the second year thereafter, 40%; for any Distribution Date in the third year thereafter, 60%; for any Distribution Date in the fourth year thereafter, 80%; and for any subsequent Distribution Date, 100%.

"NAS Scheduled Principal Percentage": For any Distribution Date during the five years beginning on the first Distribution Date shall be 0%. Thereafter, the NAS Scheduled Principal Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date shall be 100%.

“National City”: National City Mortgage Co., or any successor in interest.

“Net Rate”: With respect to each Mortgage Loan, the Note Rate of such Mortgage Loan less the Servicing Fee Rate and the rate on any primary mortgage insurance applicable to such Mortgage Loan.

“Non-AP Pool Balance”: For any Distribution Date and any Collateral Group (other than Collateral Group P), the sum of the products, for each Mortgage Loan contributing to such Collateral Group, of (i) the Applicable Fraction for such Mortgage Loan in respect of such Collateral Group and (ii) the outstanding principal balance of such Mortgage Loan as of the Due Date of the month in which such Distribution Date occurs.

“Note Rate”: For each Mortgage Loan, the rate at which the related promissory note accrues interest. For purposes of calculating the Certificate Rates on the Interests and Certificates, the Note Rate of a Mortgage Loan shall be calculated without regard to any modification, waiver or amendment of the interest rate of the Mortgage Loan, whether agreed to by the Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related Mortgagor.

“Notional Amount”: The Class 4A-2 Notional Amount or the Class A-X Notional Amount, as applicable. For the avoidance of doubt, the Notional Amount is used to calculate distributions on the related Class of Certificates, but is not a principal amount or other amount to which a Certificateholder is entitled.

“P&I Certificates”: All Classes of Certificates other than any Interest Only Certificates and the Residual Certificates.

“Payoffs”: Any prepayment in full on any Mortgage Loan.

“Pool Balance”: For any Distribution Date and any Collateral Group, the sum of the products, for each Mortgage Loan contributing to such Collateral Group, of (i) the Applicable Fraction for such Mortgage Loan in respect of such Collateral Group and (ii) the outstanding principal balance of such Mortgage Loan as of the Due Date of the month in which such Distribution Date occurs.

“Premium Loan”: Any Group 1 Premium Loan or Group 2 Premium Loan.

“Prepayment Period”: With respect to each Distribution Date, the preceding calendar month.

“Principal Distribution Amount”: For each Collateral Group and any Distribution Date, the sum of:

(1) the Principal Payment Amount for such Collateral Group;

(2) the Principal Prepayment Amount for such Collateral Group; and

(3) the Applicable Fraction for each Mortgage Loan contributing to such Collateral Group of the Liquidation Principal derived from such Mortgage Loan.

“Principal Only Certificate”: The Class A-P Certificates.

“Principal Payment Amount”: For each Collateral Group and any Distribution Date, the sum of the products, for each Mortgage Loan contributing to such Collateral Group, of (i) the Applicable Fraction for such Mortgage Loan in respect of such Collateral Group and (ii) the sum of the following amounts:

(a) the principal portion of Scheduled Payments on such Mortgage Loan due on the related Due Date and received or advanced during the related Due Period;

(b) the principal portion of repurchase proceeds received on such Mortgage Loan if such Mortgage Loan was repurchased as permitted or required by this Trust Agreement during the calendar month preceding the month of such Distribution Date; and

(c) any other unscheduled payments of principal which were received on such Mortgage Loan during the period beginning on and including the second day of the preceding calendar month and ending on and including the first day of the current calendar month, other than Payoffs, Curtailments, or Liquidation Principal.

“Principal Prepayment Amount”: For any Distribution Date and any Collateral Group, the sum of the products, for each Mortgage Loan contributing to such Collateral Group, of (i) the Applicable Fraction for such Mortgage Loan in respect of such Collateral Group and (ii) all Payoffs and Curtailments for such Mortgage Loan that were received during the preceding calendar month or received during the period beginning on and including the second day of the preceding calendar month and ending on and including the first day of the current calendar month (as specified in the related Servicing Agreement).

“Private Certificates”: The Junior Subordinate Certificates.

“Qualified Institutional Buyer”: Any “qualified institutional buyer” as defined in clause 7(a) of Rule 144A promulgated under the Securities Act.

“Rating Agency”: Each of Fitch and Moody’s.

“Record Date”: For each Class of Certificates, the last Business Day of the related Interest Accrual Period.

“REMIC”: As specified in the preliminary statement.

“REMIC Class” or “REMIC Certificate”: Each Class of Certificates or Certificate, as applicable, issued by REMIC UT pursuant to Section 2.03 and the Class RC and Class R Certificates.

“REMIC Interests”: Each Class of REMIC interests issued pursuant to Section 2.03.

“REMIC LT1”: One of the real estate mortgage investment conduits created hereunder, which consists of the Mortgage Loans and the REMIC LT1 Distribution Account.

“REMIC LT1 Regular Interests”: The regular interests issued by REMIC LT1 as specified in Section 2.03.

“REMIC MT”: One of the real estate mortgage investment conduits created hereunder, which consists of the REMIC LT1 Regular Interests and the REMIC MT Distribution Account.

“REMIC MT Regular Interests”: The regular interests issued by REMIC MT as specified in Section 2.03.

“REMIC UT”: One of the real estate mortgage investment conduits created hereunder, which consists of the REMIC MT Regular Interests and the REMIC UT Distribution Account.

“REMIC UT Regular Interests”: The regular interests issued by REMIC UT as specified in Section 2.03.

“Remittance Date”: For each Mortgage Loan and any Distribution Date, as set forth in the related Servicing Agreement.

“Residual Certificates”: The Class RC and Class R Certificates.

“Rule 144A Certificates”: The Junior Subordinate Certificates.

“S&P”: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Sale and Servicing Agreement”: collectively, (i) Flow Servicing Agreement dated as of January 1, 2006, by and between GSMC and Avelo, as servicer, (ii) Second Amended and Restated Mortgage Loan Flow Purchase, Sale & Servicing Agreement, dated as of May 1, 2006, as amended by Amendment No. 1, dated August 1, 2006, each between GSMC and PHH Mortgage; (iii) the Mortgage Loan Purchase, Warranties and Servicing Agreement, dated as of January 1, 2005, between Bank of America and Chase Home Finance, as amended by that certain Amendment Reg AB, dated January 1, 2006, among Bank of America, JPMCB, and Chase Home Finance; (iv) the Assignment, Assumption and Recognition Agreement dated as of February 26, 2007, among Bank of America, Chase Home Finance, JPMCB and GSMC and the related trade confirmation dated as of January 3, 2007 between GSMC and Bank of America; (v) the Second Amended and Restated Master Seller’s Warranties and Servicing Agreement, dated as of November 1, 2005, between GSMC and Wells Fargo; (vi) the Amended and Restated Master Seller’s Warranties and Servicing Agreement, dated as of December 1, 2005, between Bank of America and Wells Fargo; (vii) the Second Amended and Restated Master Mortgage Loan Purchase Agreement, dated as of May 1, 2006, between Bank of America and Wells Fargo; (viii) the Mortgage Loan Purchase Agreement, dated as of July 1, 2006, between Bank of America and DLJ Mortgage Capital, Inc; (ix) the Second Amended and Restated Flow Seller’s Warranties and Servicing Agreement dated as of January 1, 2006, as amended by Amendment No. 1 dated as of July 24, 2006, as further amended by Amendment No. 2, dated as of August 9, 2006, between GSMC, as Purchaser, and Nat City, as seller and servicer; (x) the Mortgage Loan Purchase and Sale Agreement dated as of December 1, 2003, as amended by the First Amendment to Mortgage Loan Purchase Agreement dated as of October 1, 2004, and as further amended by the Regulation AB Amendment to Mortgage Loan Purchase and Sale Agreement dated as of April 1, 2006, between GSMC, as Purchaser, and WaMu, as Seller; (xi) the Servicing Agreement dated as of December 1, 2003, as amended by the First Amendment to Servicing Agreement dated as of October 1, 2004, and as further amended by the Regulation AB Amendment to Servicing Agreement dated as of April 1, 2006, between GSMC, as Purchaser, and WaMu, as Servicer; (xii) that certain Mortgage Loan Sale and Servicing Agreement, dated as of March 1, 2007, between GSMC, as purchaser, and Fifth Third, as seller; (xiii) the Servicing Agreement dated as of July 1, 2004, between GSMC, as owner, and Countrywide Servicing, as servicer, as amended by Amendment Reg AB, dated as of January 1, 2006 by and between GSMC and Countrywide; (xiv) the Master Mortgage Loan Purchase Agreement dated as of July 1, 2004 between GSMC, as purchaser, and Countrywide, as seller, as amended by Amendment Reg AB, dated as of January 1, 2006 by and between GSMC and Countrywide; (xv) that certain Flow Sale and Servicing Agreement dated as of March 1, 2005 between GSMC and GMACM; and (xvi) that certain Amended and Restated Flow Seller’s Warranties and Servicing Agreement, dated as of December 1, 2005, as amended by Amendment No. 1, dated as of July 1, 2006 between GSMC and SunTrust.

“Scheduled Final Distribution Date”: For each Class of Certificates, the respective dates specified in Section 2.03(e).

“Scheduled Payments”: With respect to any Mortgage Loan, the monthly payments of principal and interest payable by the related Mortgagor pursuant to the related amortization schedule.

“Scheduled Principal Amount”: With respect to each Collateral Group and any Distribution Date, an amount equal to the amount described in clause (i) of the definition of Senior Principal Distribution Amount.

“Securities Administrator”: Wells Fargo Bank, National Association in its capacity as Securities Administrator under this Trust Agreement, or any successor securities administrator.

“Senior Certificates”: The Class A Certificates.

“Senior Collateral Group Percentage”: For Collateral Group 1, Collateral Group 2, Collateral Group 3, Collateral Group 4, Collateral Group 5, Collateral Group 6 and Collateral Group 7, shall equal (i) as of the Closing Date, 96.74%, 96.75%, 96.75%, 96.75%, 96.75%, 96.75% and 96.75%, respectively, and (ii) for any Distribution Date thereafter shall be a fraction expressed as a percentage equal to (a) the sum of the Certificate Balances of the Senior Certificates related to such Collateral Group immediately preceding such Distribution Date, over (b) the sum of the products, for each Mortgage Loan contributing to such Collateral Group, of (x) the Applicable Fraction for such Mortgage Loan in respect of such Collateral Group and (y) the outstanding principal balance of such Mortgage Loan as of the Due Date of the month in which such Distribution Date occurs.

“Senior Interests”: All of the REMIC M-T Regular Interests except those corresponding to a Class B Certificate.

“Senior Liquidation Amount”: For any Distribution Date and any Collateral Group, the aggregate, for each Mortgage Loan contributing to such Collateral Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, of the Applicable Fraction of the lesser of (i) the related Senior Collateral Group Percentage of the scheduled principal balance of such Mortgage Loan and (ii) the applicable Senior Prepayment Percentage of the Liquidation Principal derived from such Mortgage Loan.

“Senior Prepayment Percentage”: For each Collateral Group, as follows: (i) on any Distribution Date occurring before the Distribution Date in the month of July 2012, 100%; (ii) on any other Distribution Date on which the related Senior Collateral Group Percentage for such Distribution Date exceeds the initial Senior Collateral Group Percentage as of the Cut-Off Date, 100% (in which case, the Senior Prepayment Percentage for each other Collateral Group shall also equal 100% for such Distribution Date); and (iii) on any other Distribution Date in the month of July 2012, and thereafter, 100%, unless:

(a) the mean of the sum of the Applicable Fractions of the Scheduled Principal Balances of the Mortgage Loans contributing to each related Collateral Group that are 60 or more days delinquent (including Mortgage Loans in foreclosure or bankruptcy and property held by the Trust) for each of the immediately preceding three calendar months is less than or equal to 50% of the Group Subordinate Amount for such Collateral Group as of such Distribution Date, and

(b) the sum of the Applicable Fractions of the cumulative Realized Losses on the Mortgage Loans contributing to each related Collateral Group are less than or equal to the following percentage of the aggregate Group Subordinate Amount for such Collateral Group:

Distribution Date Occurring In	Percentage of the aggregate Group Subordination Amount as of the Cut-Off Date
July 2012 through July 2013	30%
July 2013 through July 2014	35%
July 2014 through July 2015	40%
July 2015 through July 2016	45%
July May 2016 and thereafter	50%

in which case, the Senior Prepayment Percentage for each Collateral Group shall be as follows:

Distribution Date Occurring In or On	Senior Prepayment Percentage
July 2007 through June 2011	100%

July 2012 through June 2013	Senior Collateral Group Percentage for such Collateral Group + 70% of the related Subordinate Percentage

July 2013 through June 2014	Senior Collateral Group Percentage for such Collateral Group + 60% of the related Subordinate Percentage

July 2014 through June 2015	Senior Collateral Group Percentage for such Collateral Group + 40% of the related Subordinate Percentage

July 2015 through June 2016	Senior Collateral Group Percentage for such Collateral Group + 20% of the related Subordinate Percentage

July 2016 through the Distribution Date immediately preceding the Final Distribution Date	Senior Collateral Group Percentage for such Collateral Group

Final Distribution Date	100%

If on any Distribution Date the allocation to the P&I Certificates of Principal Prepayments in the percentage required would reduce the sum of the Certificate Balances of the P&I Certificates below zero, the Senior Prepayment Percentage for such Distribution Date shall be equal to the percentage necessary to reduce such sum to zero.

“Senior Principal Distribution Amount”: For any Distribution Date and each Collateral Group shall equal the sum of:

(i)	the related Senior Collateral Group Percentage of the related Principal Payment Amount for such Distribution Date;

(ii)	the related Senior Prepayment Percentage of the related Principal Prepayment Amount for such Distribution Date; and

(iii)	the related Senior Liquidation Amount for such Distribution Date.

“Senior Subordinate Certificates”: The Class M-1, Class B-1, Class B-2 and Class B-3 Certificates.

“Servicer”: Each of Avelo, Countrywide Servicing, Fifth Third, GMACM, JPMCB, National City, SunTrust, WaMu and Wells Fargo and their respective successors or assigns, in their respective capacities as servicer under the related Sale and Servicing Agreement.

“Servicing Fee Rate”: For each Mortgage Loan, the per annum fee described in Schedule I hereto.

“Servicemembers Shortfall”: Any shortfall in amounts paid by any Mortgagors on the related Mortgage Loan that occurs pursuant to the Servicemembers Civil Relief Act, as amended, or comparable state or local laws affording relief to members of the armed forces.

“Subgroup 1-A”: The Mortgage Loans in Loan Group 1 with Net Rates greater than or equal to 5.00% and less than 5.75%.

“Subgroup 1-B”: The Mortgage Loans in Loan Group 1 with Net Rates greater than or equal to 5.75% and less than 6.00%.

“Subgroup 1-C”: The Mortgage Loans in Loan Group 1 with Net Rates greater than or equal to 6.00% and less than 7.00%.

“Subgroup 1-D”: The Mortgage Loans in Loan Group 1 with Net Rates greater than or equal to 7.00%.

“Subgroup 1-P”: The Mortgage Loans in Loan Group 1 with Net Rates less than 5.00%.

“Subgroup 2-A”: The Mortgage Loans in Loan Group 2 with Net Rates greater than or equal to 5.00% and less than 5.50%.

“Subgroup 2-B”: The Mortgage Loans in Loan Group 2 with Net Rates greater than or equal to 5.50% and less than 6.00%.

“Subgroup 2-C”: The Mortgage Loans in Loan Group 2 with Net Rates greater than or equal to 6.00% and less than 6.50%.

“Subgroup 2-D”: The Mortgage Loans in Loan Group 2 with Net Rates greater than or equal to 6.50%.

“Subgroup 2-P”: The Mortgage Loans in Loan Group 2 with Net Rates less than 5.00%.

“Subordinate Certificates”: The Class M and Class B Certificates.

“Subordinate Class Percentage”: For each Class of Subordinate Certificates and each Distribution Date, the percentage obtained by dividing the Class Principal Balance of such Class immediately prior to such Distribution Date by the aggregate Certificate Principal Balance of all related Subordinate Certificates immediately prior to such date.

“Subordinate Interests”: The Interest corresponding to the Subordinate Certificates.

“Subordinate Liquidation Amount”: For any Distribution Date and Collateral Group, the Applicable Fraction of the related Liquidation Principal in respect of each Mortgage Loan contributing to such Collateral Group which became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, minus the related Senior Liquidation Amount for such Distribution Date.

“Subordinate Percentage”: For any Collateral Group and any Distribution Date, 100% minus the Senior Collateral Group Percentage for such Collateral Group. The Subordinate Percentages as of the Closing Date shall be 3.26%, 3.25%, 3.25%, 3.25%, 3.25%, 3.25% and 3.25% for Collateral Group 1, Collateral Group 2, Collateral Group 3, Collateral Group 4, Collateral Group 5, Collateral Group 6 and Collateral Group 7, respectively.

“Subordinate Prepayment Percentage”: For any Distribution Date and any Collateral Group, the excess of 100% over the Senior Prepayment Percentage for such Collateral Group. Initially, the Subordinate Prepayment Percentage for each Collateral Group shall be 0%.

“Subordinate Principal Distribution Amount”: For any Distribution Date and any Collateral Group (other than Collateral Group P), the sum of:

(i)	the related Subordinate Percentage of the related Principal Payment Amount;

(ii)	the related Subordinate Principal Prepayment Amount; and

(iii)	the related Subordinate Liquidation Amount;

provided, however, that the Subordinate Principal Distribution Amount for each Collateral Group shall be reduced by the amounts required to be distributed to the Class A-P Certificates for reimbursement of Current Realized Losses and Deferred Principal Amounts on such Distribution Date. Any reduction in the Subordinate Principal Distribution Amount for any Collateral Group pursuant to the proviso above shall reduce the amount calculated pursuant to clause (i), clause (iii) and clause (ii), in that order in each case of the definition thereof, and such amounts shall nevertheless reduce the Certificate Balance of the applicable Class of Subordinate Certificates.

“Subordinate Principal Prepayment Amount”: For each Distribution Date and each Collateral Group, the Subordinate Prepayment Percentage of the related Principal Prepayment Amount.

“Subordination Levels”: For any Class of Subordinate Certificates and any specified date, a fraction expressed as a percentage equal to (i) the sum of the Class Principal Balances of all Classes of Subordinate Certificates that are subordinate to such Class, over (ii) the sum of the Class Principal Balances of all related Classes of Certificates as of such date, before giving effect to distributions on such date, and allocations of Realized Losses on such date.

“Subsequent Recovery”: With respect to any Liquidated Mortgage Loan on which a Realized Loss has occurred, any amount that the related Servicer ultimately recovers in respect of such Liquidated Mortgage Loan, net of the reasonable fees of the Servicer associated with such recovery.

“SunTrust”: SunTrust Mortgage, Inc., or any successors in interest.

“Trust Estate”: As defined in Section 2.01 hereof.

“Trust Agreement”: This Master Servicing and Trust Agreement, dated as of June 1, 2007, which incorporates by reference the Standard Terms to Master Servicing and Trust Agreement (June 2007 edition); provided that any references in any documents required to be provided pursuant to the terms of this Trust Agreement, including references in documents within the Trustee Mortgage Loan File, to a Trust Agreement dated as of June 1, 2007, shall be deemed to refer to this Trust Agreement.

“Trustee”: U.S. Bank National Association, not in its individual capacity but solely as Trustee under this Trust Agreement, or its successor in interest, or any successor trustee appointed as herein provided.

“UCC”: The Uniform Commercial Code as in effect in the State of New York.

“Undercollateralization Distribution”: As defined in Section 3.01 hereof.

“Undercollateralized Group”: On any Distribution Date, any Collateral Group for which the total Certificate Balance of the Senior Certificates of the related Certificate Group (other than the Class A-P Certificates and after giving effect to distributions to be made on such Distribution Date) is greater than the Non-AP Pool Balance of such Collateral Group.

“Unscheduled Principal Amount”: With respect to each Collateral Group and any Distribution Date, an amount equal to the sum of the amounts described in clauses (ii) and (iii) of the definition of Senior Principal Distribution Amount.

“Verified Information”: As defined in the Custodial Agreement.

“Wells Fargo”: Wells Fargo Bank, N.A., or any successors in interest.

“WaMu”: Washington Mutual Bank, or any successors in interest.

ARTICLE II.

FORMATION OF TRUST; CONVEYANCE OF MORTGAGE LOANS

Section 2.01. Conveyance to the Trustee.

(a) To provide for the distribution of the principal of and interest on the Certificates and Interests in accordance with their terms, all of the sums distributable under this Trust Agreement with respect to the Certificates and the Interests and the performance of the covenants contained in this Trust Agreement, the Depositor hereby bargains, sells, conveys, assigns and transfers to the Trustee, in trust, without recourse and for the exclusive benefit of the Holders of the Certificates, all of the Depositor’s right, title and interest in and to any and all benefits accruing to the Depositor from: (i) the Mortgage Loans, the related Trustee Mortgage Loan Files, and all Monthly Payments due thereon after the Cut-Off Date and all principal prepayments collected with respect to the Mortgage Loans and paid by a Borrower on or after the Cut-Off Date, and proceeds of the conversion, voluntary or involuntary, of the foregoing; (ii) the Sale and Servicing Agreements; provided that the Depositor hereby reserves its right to indemnification under the Sale and Servicing Agreements; (iii) the Custodial Agreement; (iv) the Assignment Agreements; (v) the Distribution Account, the Master Servicer Account, the Certificate Account and the Collection Accounts and (vi) proceeds of all of the foregoing (including, without limitation, all amounts, other than investment earnings, from time to time held or invested in the Collection Account and the Certificate Account, whether in the form of cash, instruments, securities or other property, all proceeds of any mortgage insurance, mortgage guarantees, hazard insurance, or title insurance policy relating to the Mortgage Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables, which at any time constitute all or part or are included in the proceeds of any of the foregoing) to pay the REMIC Interests and the Certificates as specified herein (collectively items (i) through (vi), the “Trust Estate”).

(b) It is intended that the conveyance of the Trust Estate by the Depositor to the Trustee as provided in this Section be, and be construed as, a sale of the Trust Estate by the Depositor to the Trustee for the benefit of the Certificateholders. It is, further, not intended that such conveyance be deemed a pledge of the Trust Estate by the Depositor to the Trustee to secure a debt or other obligation of the Depositor. However, in the event that the Trust Estate is held to be the property of the Depositor, or if for any reason this Agreement is held or deemed to create a security interest in the Trust Estate, then it is intended that this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the UCC and the corresponding articles of the Uniform Commercial Code of any other applicable jurisdiction; and the Depositor hereby grants to the Trustee for the benefit of the Certificateholders a security interest in all of the Depositor’s right, title and interest, whether now owned or existing or hereafter acquired or arising, in and to the Trust Estate. The Depositor and the Trustee, at the Depositor’s direction and expense, shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in assets constituting the Trust Estate described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement.

(c) The foregoing sale, transfer, assignment, set-over and conveyance does not and is not intended to result in the creation of an assumption by the Trustee of any obligation of the Depositor, the Seller or any other person in connection with the Mortgage Loans, the Sale and Servicing Agreements, the Assignment Agreements or under any agreement or instrument relating thereto except as specifically set forth herein.

(d) It is agreed and understood by the Depositor and the Trustee (and the Depositor so represents and recognizes) that it is not intended that any Mortgage Loan to be included in the Trust Estate be (i) a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003, (ii) a “High-Cost Home Loan” as defined in the New Mexico Home Loan Protection Act effective January 1, 2004, (iii) a “High-Cost Home Mortgage Loan” as defined in the Massachusetts Predatory Home Loan Practices Act effective November 7, 2004 or (iv) a “High Cost Home Loan” as defined in the Indiana Home Loan Practices Act effective February 1, 2005.

Section 2.02. Acceptance by the Trustee and Securities Administrator.

By its execution of this Trust Agreement, the Trustee acknowledges and declares that it holds and shall hold or has agreed to hold (in each case through the applicable Custodian) all documents delivered to any such person from time to time with respect to the Mortgage Loans and all assets included in the definition of Trust Estate herein in trust for the exclusive use and benefit of all present and future Holders of the Certificates. The Trustee has not created and shall not create, and no Officer of the Trustee has any actual knowledge or has received actual notice of, any interest in the Trust Estate contrary to the interests created by this Trust Agreement. The Trustee has not entered, nor intends to enter, into any subordination agreement or intercreditor agreement with respect to any assets included in the Trust Estate.

Pursuant to Section 2.02(f) of the Standard Terms, the Depositor acknowledges the appointment of each Custodian and agrees to deliver, or cause to be delivered, to the applicable Custodian all Mortgage Loan documents that are to be included in the Trustee Mortgage Loan File for each Mortgage Loan for which such Custodian shall act as custodian. The Depositor and each Custodian acknowledge that, pursuant to the Custodial Agreement and in connection with the formation of the Trust, the Depositor hereby assigns the Custodial Agreement to the Trustee and agrees to cause a receipt to be issued in the name of the Trustee. It is understood that each Custodian will charge for its services under this Agreement as set forth in a separate agreement between such Custodian and the Securities Administrator, the payment of which fees and expenses (as set forth in such separate agreement) shall be the sole obligation of the Securities Administrator. The Securities Administrator will further pay or reimburse such Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by such Custodian in accordance with this Agreement, the Custodial Agreement and any document executed in connection herewith or therewith.

Pursuant to a separate agreement, the Master Servicer shall pay the Trustee fee and the Securities Administrator fee from the Master Servicing Fee.

Section 2.03. REMIC Elections and REMIC Interests Designations.

(a) REMIC Elections. Elections shall be made by the Securities Administrator to treat the assets of the Trust Estate described in the definition of the term “REMIC LT1,” the assets of the Trust Estate described in the definition of the term “REMIC MT,” and the assets of the Trust Estate described in the definition of the term “REMIC UT” as separate REMICs for federal income tax purposes. The REMIC LT1 Regular Interests shall constitute the regular interests in REMIC LT1; the REMIC MT Regular Interests shall constitute the REMIC regular interests in REMIC MT; and the REMIC UT Regular Interests shall constitute the regular interests in REMIC UT. The Class RC Certificates shall represent ownership of the sole Class of residual interest in REMIC LT1. The Class R Certificates shall represent ownership of the sole Class of residual interests in REMIC MT and REMIC UT. References in the Standard Terms to REMIC I and REMIC II shall be deemed, for purposes of this Trust Agreement, to refer to REMIC LT1, REMIC MT and REMIC UT referred to herein, as modified by this Trust Agreement.

(b) REMIC LT1 Interests. REMIC LT1 shall issue each of the following Classes of Interests in book-entry form, each of which shall be a Class of REMIC LT1 Interests, having the following Certificate Rates and initial principal balances:

Class	Initial Certificate Balance Or Notional Amount	Certificate Rate
LT1-Pool	(1)	(2)
LT1-Sub-A	(3)	(2)
LT1-Sub-B	(3)	(2)
LT1-AX	(4)	6.00%
RC	(5)	(6)

(1)
This Interest shall have an initial principal balance equal to the excess of (i) the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date, over (ii) the aggregate initial principal balance of each other regular interest in REMIC LT1.

(2)
This Interest shall bear interest for any Interest Accrual Period equal to (i) the weighted average of the Net Rates of all the Mortgage Loans as of the beginning of such Interest Accrual Period, weighted on the Scheduled Principal Balance of each such Mortgage Loan as of the first day of the preceding calendar month and determined by subjecting the Net Rate of each such Mortgage Loan that is a Premium Loan to a cap equal to 7.00% in the case of a Group 1 Premium Loan and 6.50% in the case of a Group 2 Premium Loan for the related Collateral Group over (ii) (x) the sum of any expenses payable to the Securities Administrator or to the Trustee (to the extent such expenses were not taken into account in computing the Net Rate of any Mortgage Loan and do not constitute “unanticipated expenses” of a REMIC within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii)) divided by (y) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the beginning of such Interest Accrual Period.

(3)	This Interest shall have an initial principal balance of 1% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-Off Date.

(4)	This Interest shall have a notional balance, which for any Distribution Date shall be equal to the Class A-X Notional Amount.

(5)	The Class RC Certificate shall not be entitled to payments of principal or interest.

(c) REMIC MT. REMIC MT shall issue the following Classes of Interests in book-entry form, with the designations, initial principal balances and Certificate Rates indicated, each of which shall be a Class of REMIC MT Interests:

Class	Initial Class Principal Balance	Certificate Rate	Corresponding Class of Certificates
MT-1A-1	(1)	5.00%	1A-1
MT-2A-2	(1)	5.75%	2A-2
MT-2A-4	(1)	5.75%	2A-4
MT-2A-6	(1)	5.75%	2A-6
MT-2A-7	(1)	5.75%	2A-7
MT-2A-8	(1)	5.75%	2A-8
MT-3A-1	(1)	6.00%	3A-1
MT-3A-3	(1)	6.00%	3A-3
MT-3A-4	(1)	6.00%	3A-4
MT-3A-5	(1)	6.00%	3A-5
MT-3A-6	(1)	6.00%	3A-6
MT-3A-7	(1)	6.00%	3A-7
MT-3A-8	(1)	6.00%	3A-8
MT-3A-9	(1)	6.00%	3A-9
MT-3A-10	(1)	6.00%	3A-10
MT-4A-1	(1)	7.00%	4A-1, 4A-2
MT-5A-1	(1)	5.50%	5A-1
MT-6A-1	(1)	6.00%	6A-1
MT-7A-1	(1)	6.50%	7A-1
MT-A-X	(2)	6.00%	A-X
MT-A-P	(1)	0.00%	A-P
MT-M-1	(1)	(3)	M-1
MT-B-1	(1)	(3)	B-1
MT-B-2	(1)	(3)	B-2
MT-B-3	(1)	(3)	B-3
MT-B-4	(1)	(3)	B-4
MT-B-5	(1)	(3)	B-5
MT-B-6	(1)	(3)	B-6
II-R	(4)	(4)	R

(1)
This initial Class principal balance for this Interest shall equal the Initial Class Principal Balance of its Corresponding Class of Certificates, but shall not include the Notional Amount of any related Interest Only Certificate.

(2)	This interest shall have a notional balance, which for any Distribution Date shall be equal to the Class A-X Notional Amount.

(3)
For each Distribution Date (and the related Interest Accrual Period) this Interest shall bear interest at a per annum rate equal to the B Average Rate, adjusted to take into account the sum of any expenses payable to the Securities Administrator or the Trustee (to the extent (i) not taken into account in computing the Net Rate of any Mortgage Loan, (ii) such expense is not an “unanticipated expense” within the meaning of the Treasury Regulation Section 1.860G-1(b)(3)(ii) and (iii) such expense was not taken into account in computing the interest rate of an interest with a greater level of subordination).

(4)	The Class II-R interest shall not be entitled to payments of principal or interest.

(d) REMIC UT. REMIC UT shall issue the following Classes of Certificates (other than the Class RC and Class R Certificates), with the designations, initial Certificate Balances and Certificate Rates indicated, each of which (other than the Class RC and Class R Certificates) shall be a Class of REMIC UT Regular Interests.

Class	Initial Certificate Balance Or Notional Amount	Certificate Rate
1A-1	$27,634,000	5.00%
2A-2(5)	$112,720,000	5.75%
2A-4(5)	$8,167,000	5.75%
2A-6(5)	$7,472,000	5.75%
2A-7(5)	$29,851,000	5.75%
2A-8(5)	$2,239,000	5.75%
3A-1	$100,000,000	6.00%
3A-3(5)	$81,945,000	6.00%
3A-4(5)	$100,154,000	6.00%
3A-5(5)	$18,377,000	6.00%
3A-6(5)	$59,066,000	6.00%
3A-7	$4,431,000	6.00%
3A-8	$45,000,000	6.00%
3A-9	$8,510,000	6.00%
3A-10	$3,476,000	6.00%
4A-1	$77,646,000	(4)
4A-2	$77,646,000(1)	(4)
5A-1	$12,891,000	5.50%
6A-1	$45,244,000	6.00%
7A-1	$19,503,000	6.50%
A-P	$90,993	0.00%
A-X	$245,320(1)	6.00%
M-1	$1,190,000	(2)
B-1	$11,062,000	(2)
B-2	$5,135,000	(2)
B-3	$2,766,000	(2)
B-4	$2,370,000	(2)
B-5	$1,185,000	(2)
B-6	$1,975,749	(2)
RC	(3)	(3)
R	(3)	(3)

(1)	Notional Amount.

(2)
For each Distribution Date (and the related Interest Accrual Period) each of the Class M-1, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall accrue interest at a per annum rate equal to the B Average Rate.

(3)
REMIC UT shall also issue the Class III-R Interest, which shall represent the sole Class of residual interest in REMIC UT. The Class R Certificate shall represent beneficial ownership of the Class II-R and Class III-R Interests.

(4)	The annual certificate interest rate for certificates with floating rates of interest are set forth in the table below:

Class	Formula	Initial	Minimum	Maximum
4A-1	1 mo. LIBOR + 0.45%	5.77%	0.45%	7.00%
4A-2	6.55% - 1 mo. LIBOR	1.23%	0.00%	6.55%

(5)
The Exchangeable REMIC Certificates shall be issued in uncertificated form to the Exchange Trustee and held in trust pursuant to terms of the Exchange Agreement. Pursuant to the terms of the Exchange Agreement, each Class of Exchange Certificates shall be issuable in exchange for a certificated interest in the Classes of Exchangeable REMIC Certificates in the related Combination Group pursuant to the terms of the Exchange Agreement.

(e) REMIC Scheduled Final Distribution. The Scheduled Final Distribution Date for the Regular Interests in REMIC LT1, REMIC MT and REMIC UT is the Distribution Date following the third anniversary of the scheduled maturity date of the Mortgage Loan having the latest scheduled maturity as of the Closing Date.

ARTICLE III.

REMITTING TO CERTIFICATEHOLDERS

Section 3.01. Distributions to Certificateholders.

(a) REMIC UT Distributions. In accordance with Section 3.01(d) of the Standard Terms and subject to the exceptions set forth below and to Section 3.02, on each Distribution Date, the Securities Administrator shall withdraw the aggregate Available Distribution Amount for each Collateral Group from the Certificate Account, and shall distribute it in the following manner and order of priority:

(i) to each Class of REMIC Certificates that are Senior Certificates (other than the Principal Only Certificates) related to such Collateral Group, Accrued Certificate Interest thereon, pro rata in proportion to the amount of Accrued Certificate Interest owing to each such Class;

(ii) to the REMIC Certificates that are Senior Certificates (other than the Interest Only Certificates) related to such Collateral Group, to the extent of the remaining Available Distribution Amount for such Collateral Group, as follows:

(A)
to the Class 1A-1 Certificates, in reduction of their Class Principal Balance, from the Available Distribution Amount for Collateral Group 1 in an amount up to the Senior Principal Distribution Amount for Collateral Group 1 for such Distribution Date, until the Class Principal Balance thereof is reduced to zero;

(B)
to the Class 2A-2, Class 2A-4, Class 2A-6, Class 2A-7 and Class 2A-8 Certificates, in reduction of their respective Class Principal Balances, from the Available Distribution Amount for Collateral Group 2 in an amount up to the Senior Principal Distribution Amount for Collateral Group 2 for such Distribution Date, in the following order of priority:

(i)
to the Class 2A-7 and Class 2A-8 Certificates, pro rata, in proportion to the Class Principal Balance of each such class, the Group 2 NAS Priority Amount for such Distribution Date, until the Class Principal Balance of each such class is reduced to zero;

(ii)	to the Class 2A-2 Certificates, until the Class Principal Balance thereof is reduced to zero;

(iii)	to the Class 2A-4 Certificates until the Class Principal Balance thereof is reduced to zero;

(iv)	to the Class 2A-6 Certificates until the Class Principal Balance thereof is reduced to zero; and

(v)	to the Class 2A-7 and Class 2A-8 Certificates, pro rata, until the Class Principal Balance of each such class is reduced to zero;

(C)
to the Class 3A-1, Class 3A-3, Class 3A-4, Class 3A-5, Class 3A-6, Class 3A-7, Class 3A-8, Class 3A-9 and Class 3A-10 Certificates, in reduction of their respective Class Principal Balances, from the Available Distribution Amount for Collateral Group 3 in an amount up to the Senior Principal Distribution Amount for Collateral Group 3 for such Distribution Date, concurrently as follows:

(i)
approximately 75.4189837965% of the amount distributable pursuant to clause (ii)(C) above, to the Class 3A-3, Class 3A-4, Class 3A-5, Class 3A-6, Class 3A-7, Class 3A-8 and Class 3A-9 Certificates in the following order of priority:

(a)
to the Class 3A-6 and Class 3A-7 Certificates, pro rata, in proportion to the Class Principal Balance of each such class, the Group 3 NAS Priority Amount for such Distribution Date, until the Class Principal Balance of each such class is reduced to zero;

(b)	to the Class 3A-3, Class 3A-4, Class 3A-5, Class 3A-8 and Class 3A-9 Certificates, concurrently as follows:

(1)
approximately 21.0680903672% of the amount remaining after the distribution pursuant to clause (2)(c)(i)(A) above, to the Class 3A-8 and Class 3A-9 Certificates, sequentially, in that order, until the Class Principal Balance of each such class is reduced to zero;

(2)
approximately 78.9319096328% of the amount remaining after the distribution pursuant to clause (2)(c)(i)(A) above, to the Class 3A-3, Class 3A-4 and Class 3A-5 Certificates in the following order of priority:

(I)	to the Class 3A-3 Certificates, an amount up to $1,000 until the Class Principal Balance thereof is reduced to zero;

(II)	to the Class 3A-4 Certificates, an amount up to $1,135,000 until the Class Principal Balance thereof is reduced to zero;

(III)	to the Class 3A-3 Certificates until the Class Principal Balance thereof is reduced to zero;

(IV)	to the Class 3A-4 Certificates until the Class Principal Balance thereof is reduced to zero;

(V)	to the Class 3A-5 Certificates until the Class Principal Balance thereof is reduced to zero;

(c)	to the Class 3A-6 and Class 3A-7 Certificates, pro rata, until the Class Principal Balance of each such class is reduced to zero; and

(ii)
approximately 24.5810162035% of the amount distributable pursuant to clause (ii)(C) above to the Class 3A-1 and Class 3A-10 Certificates, pro rata, until the Class Principal Balance of each such class is reduced to zero;

(D)
to the Class 4A-1 Certificates, in reduction of their Class Principal Balance, from the Available Distribution Amount for Collateral Group 4 in an amount up to the Senior Principal Distribution Amount for Collateral Group 4 for such Distribution Date, until the Class Principal Balance thereof is reduced to zero;

(E)
to the Class 5A-1 Certificates, in reduction of their Class Principal Balance, from the Available Distribution Amount for Collateral Group 5 in an amount up to the Senior Principal Distribution Amount for Collateral Group 5 for such Distribution Date, until the Class Principal Balance thereof is reduced to zero;

(F)
to the Class 6A-1 Certificates, in reduction of their Class Principal Balance, from the Available Distribution Amount for Collateral Group 6 in an amount up to the Senior Principal Distribution Amount for Collateral Group 6 for such Distribution Date, until the Class Principal Balance thereof is reduced to zero;

(G)
to the Class 7A-1 Certificates, in reduction of their Class Principal Balance, from the Available Distribution Amount for Collateral Group 7 in an amount up to the Senior Principal Distribution Amount for Collateral Group 7 for such Distribution Date, until the Class Principal Balance thereof is reduced to zero; and

(H)
to the Class A-P Certificates, in reduction of their Class Principal Balance, from the Available Distribution Amount for Collateral Group P in an amount up to the A-P Principal Distribution Amount for Collateral Group P for such Distribution Date, until the Class Principal Balance thereof is reduced to zero; and

(I)
from amounts otherwise payable to the Subordinate Certificates, to the Class A-P Certificates, the principal portion of Current Realized Losses and the Deferred Principal Amount for such Class A-P Certificates and such Distribution Date; provided, however, that, if necessary, the aggregate of all such amounts distributed on such Distribution Date shall not exceed the aggregate Subordinate Principal Distribution Amount (without regard to the proviso of such definition) for the Subordinate Certificates and, provided further, that such amounts will not reduce the Class Principal Balance of such Class A-P Certificates;

(iii)
to the extent of the remaining Available Distribution Amount for Collateral Group 1, Collateral Group 2, Collateral Group 3, Collateral Group 4, Collateral Group 5, Collateral Group 6 and Collateral Group 7 and subject to the prior distribution of amounts described under Section 3.01(e) below, to the related classes of Subordinate Certificates, in their order of seniority the sum of (i) Accrued Certificate Interest pro rata on the basis of the amount owing to each such class, and (ii) their pro rata shares, based on their outstanding Certificate Balances, of the Subordinate Principal Distribution Amount for each such Collateral Group, as applicable; provided, however, that on any Distribution Date on which the Subordination Level for any class of Subordinate Certificates is less than its Subordination Level as of the Closing Date, the portion of the Subordinate Principal Prepayment Amount otherwise allocable to the class or classes of Subordinate Certificates junior to such class will be allocated pro rata to the most senior class of Subordinate Certificates for which the Subordination Level on such Distribution Date is less than the Subordination Level as of the Closing Date and all classes of Subordinate Certificates senior thereto;

(iv)	to each related class of certificates, in the order of their seniority, the amount of any unreimbursed Realized Losses previously allocated to such certificates; and

(v)
after all of the other Classes of Certificates (other than the Residual Certificates) have been paid in full, the remainder, if any, which is expected to be zero, of the Available Distribution Amount for all Collateral Groups (other than any Fair Market Value Excess remaining after an optional termination of the Trust Estate) to the Class RC Certificates to the extent such remainder is applicable to REMIC LT1 and otherwise to the Class R Certificates.

(vi)
On each Distribution Date on or after the Credit Support Depletion Date, to the extent of the Available Distribution Amount allocable to each Collateral Group on such Distribution Date, distributions shall be made to the Senior Certificates related to each such Collateral Group, in respect of interest (pro rata according to Accrued Certificate Interest for such Distribution Date) and then with respect to principal (pro rata according to their outstanding principal balances; and the remainder (other than any Fair Market Value Excess remaining after the optional termination of the Trust Estate), if any, which is expected to be zero, of the Available Distribution Amount for each such Collateral Group shall be distributed to the holders of the Class RC Certificates to the extent such remainder is applicable to REMIC LT1 and otherwise to the holder of the Class R Certificates.

On each Distribution Date on which the aggregate Certificate Principal Balance of the Senior Certificates of two or more related Certificate Groups has been reduced to zero, any amounts distributable pursuant to this Section 3.01(a) shall be allocated, as to each applicable related Class of Subordinate Certificates, in proportion to such Class’s Subordinate Class Percentage of the Subordinate Principal Distribution Amount for the Collateral Group relating to each such retired Certificate Group.

On each Distribution Date on which the Senior Certificates of two or more related Certificate Groups remain outstanding, any amounts distributable pursuant to this Section 3.01(a) shall be distributed in proportion to the aggregate Certificate Principal Balances of such Certificates of each such Certificate Group.

(b) On any Distribution Date on which any Certificate Group constitutes an Undercollateralized Group, all amounts with respect to the related Mortgage Loans otherwise distributable as principal on the related Subordinate Certificates, in reverse order of priority (other than amounts necessary to pay Deferred Principal Amounts or unpaid Current Shortfalls) (or, following the related Credit Support Depletion Date, such other amounts described in the immediately following sentence), shall be distributed as principal to the Senior Certificates (other than any Interest Only Certificates and the Class A-P Certificates) of such Undercollateralized Group pursuant to Section 3.01(e), until the aggregate Certificate Principal Balance of such Senior Certificates equals the Pool Balance of the related Collateral Group (such distribution, an “Undercollateralization Distribution”). In the event that any Certificate Group constitutes an Undercollateralized Group on any Distribution Date following the related Credit Support Depletion Date, Undercollateralization Distributions shall be made from any Available Distribution Amount for each related Collateral Group that does not constitute an Undercollateralized Group remaining after all required amounts have been distributed to the Senior Certificates (other than the Class A-P Certificates) of such other Certificate Groups. In addition, the amount of any unpaid Current Shortfalls with respect to an Undercollateralized Group on any Distribution Date (including any Current Shortfalls for such Distribution Date) shall be distributed to the REMIC Certificates that are Senior Certificates (other than the Class A-P Certificates) of such Undercollateralized Group prior to the payment of any Undercollateralization Distributions from amounts otherwise distributable as principal on the related Subordinate Certificates, in reverse order of priority (or, following the Credit Support Depletion Date, as provided in the preceding sentence).

If on any Distribution Date two or more related Certificate Groups are Undercollateralized Groups, the distribution described in the immediately preceding paragraph shall be made in proportion to the amount by which the aggregate Certificate Principal Balance of the REMIC Certificates that are Senior Certificates (other than the Class A-P Certificates) of each such Certificate Group, after giving effect to distributions pursuant to Section 3.01(a) on such Distribution Date, exceeds the Non-AP Pool Balance of the related Collateral Group for such Distribution Date.

(c) REMIC LT1 Distributions. On each Distribution Date, the Securities Administrator shall apply amounts in the REMIC LT1 Distribution Account to the REMIC LT1 Regular Interests in the same manner that amounts are distributed on any Corresponding Classes of Certificates on such Distribution Date.

On each Distribution Date, the Securities Administrator shall apply remaining amounts in the REMIC LT1 Distribution Account in respect of interest to the Class LT1 Pool, Class LT1-Sub-A and Class LT1-Sub-B Interests in accordance with their interest rates set forth above. In addition, on each Distribution Date, the Trustee shall apply amounts in the REMIC LT1 Distribution Account in respect of principal to the Class LT1-Pool, Class LT1-Sub-A and Class LT1-Sub-B Interests as follows:

(i)
first, to the Class LT1-Sub-A and Class LT1-Sub-B Interests, the minimum amounts to each such that following that allocation the weighted average rate of the Class LT1-Sub-A and Class LT1-Sub-B Interests, weighted on the principal balances thereof and determined by subjecting the Class LT1-Sub-A Interest to a floor of 8.0000% and subjecting the Class LT1-Sub-B Interest to a cap of 2.0172%, equals the interest rate on the Class B Certificates for the following Distribution Date;

(ii)	second, to the Class LT1-Pool Interest until its principal balance is reduced to zero; and

(iii)	third, pro rata to the Class LT1-Sub-A and Class LT1-Sub-B Interests in accordance with their principal balances following clause (i) above.

Realized Losses and Shortfalls shall be allocated in the same manner.

The Securities Administrator shall withdraw all amounts allocated to the various REMIC LT1 Regular Interests and deposit such amounts in the Certificate Account for distribution pursuant to Section 3.01(a) above on such Distribution Date. Any amount remaining in the REMIC LT1 Distribution Account after making all other payments required under this Section 3.01(d) shall be distributed to the holder of the Class RC Certificates.

(d) REMIC MT Distributions. On each Distribution Date, the Securities Administrator shall apply amounts in the REMIC MT Distribution Account to the REMIC MT Regular Interests in the same manner that amounts are distributed on the Corresponding Classes of Certificates on such Distribution Date. Realized Losses and Shortfalls shall be allocated in the same manner. The Securities Administrator shall withdraw all amounts allocated to the various REMIC MT Regular Interests and deposit such amounts in the Certificate Account for distribution pursuant to Section 3.01(a) above on such Distribution Date. Any amount remaining in the REMIC MT Distribution Account after making all other payments required under this Section 3.01(e) shall be distributed to the holder of the Class R Certificates.

(e) On each Distribution Date on which any Fair Market Value Excess is on deposit in the Certificate Account and such Fair Market Value Excess has not been previously distributed in accordance with this Section 3.01(h), the Securities Administrator shall withdraw such Fair Market Value Excess, from the Certificate Account, and shall distribute it to the Holder of the Class RC Certificates.

Section 3.02. Allocation of Realized Losses and Shortfalls.

(a) Realized Losses of Principal.

(i) On each Distribution Date, the respective Applicable Fractions of each Realized Loss on a Mortgage Loan, to the extent allocable to principal, shall be allocated to the related Collateral Groups for further allocation to the Class or Classes of REMIC Interests supported by such Collateral Groups in reduction of the Certificate Balance thereof; provided, however, that any Realized Loss allocated to a Collateral Group shall be allocated first to the Subordinate Interests related to such Collateral Group, in reverse numerical order, until the Certificate Balance thereof is reduced to zero, and then pro rata to the Senior Interests related to such Collateral Group; provided further, that (a) any Realized Losses otherwise allocable to the Class 2A-7 Certificates shall instead be allocated to the Class 2A-8 Certificates, until the Class Principal Balance of the Class 2A-8 Certificates is reduced to zero; (b) any Realized Losses otherwise allocable to the Class 3A-1 Certificates shall instead be allocated to the Class 3A-10 Certificates, until the Class Principal Balance of the Class 3A-10 Certificates is reduced to zero; and (c) any Realized Losses otherwise allocable to the Class 3A-6 Certificates shall instead be allocated to the Class 3A-7 Certificates, until the Class Principal Balance of the Class 3A-7 Certificates is reduced to zero.

(ii) Prior to the Credit Support Depletion Date, to the extent that the principal portion of a Realized Loss has been allocated to reduce the Certificate Principal Balance of the Class A-P Interest, the amount of such Realized Loss shall be reimbursed from the aggregate Subordinate Principal Distribution Amount for the related Collateral Groups, to reimburse the Current Realized Losses and Deferred Principal Amounts. The distribution of any Current Realized Losses and Deferred Principal Amounts to a Class of Senior Interests on any Distribution Date shall not result in a further reduction of the Certificate Balance of such Class of Senior Interests, but instead shall result in the reduction of the Certificate Balance of the Subordinate Interests in REMIC MT, until the Certificate Balance thereof has been reduced to zero. The Current Realized Losses and Deferred Principal Amounts shall be paid from the amounts otherwise payable to the Classes of Subordinate Interests related to the applicable REMIC, beginning with the Class having the highest numerical designation. Any Current Realized Losses and Deferred Principal Amounts not paid on the Distribution Date relating to the Due Period in which the Realized Loss was incurred shall be carried forward and shall be included in the Current Realized Losses and Deferred Principal Amounts for the next Distribution Date.

(iii) Any Realized Losses allocated to a Class of REMIC MT Interests pursuant to Section 3.02(a)(i) and not reimbursed on the same Distribution Date shall be allocated on the same date to the Corresponding Class or Classes of REMIC UT Certificates.

(b) Realized Losses Allocable to Interest. On each Distribution Date, the portion of each Realized Loss on a Mortgage Loan that exceeds the outstanding principal amount of such Mortgage Loan shall be allocated pro rata to the related Collateral Group or Groups, on the basis of the amount of interest due to such Collateral Group from such Mortgage Loan. On each Distribution Date, the interest portion of each Realized Loss allocated to a Collateral Group in accordance with the preceding sentence shall be further allocated pro rata, on the basis of Accrued Certificate Interest, on the Class Principal Balance thereof, in the case of the Senior Certificates, and the related Apportioned Principal Balance, in the case of the Subordinated Interests, to each Class of related REMIC Interests; provided that the interest portion of any Realized Losses allocated to the related Subordinate Interests in a REMIC as provided in this Section 3.02(b) shall be allocated to such Subordinate Interests in reverse order of seniority.

(c) Interest Shortfall. Notwithstanding anything in the Standard Terms to the contrary, on each Distribution Date, before any distributions are made on the REMIC Interests and the Certificates, Month End Interest Shortfall not covered by a Compensating Interest Payment and Servicemembers Shortfall with respect to any Mortgage Loan shall be allocated pro rata among the Classes of the related REMIC based on the amount of interest otherwise owing thereto in reduction of that amount.

(d) Modification Losses. In the event that the Note Rate on a Mortgage Loan is reduced as a result of a modification of the terms of such Mortgage Loan, such modification shall be disregarded for purposes of calculating the Certificate Rate on any Class of Certificates or Class of REMIC Interest. Any shortfall resulting from any such modifications, however, shall be treated as a Realized Loss occurring on each Distribution Date and shall be applied to reduce the Certificate Balances of the Certificates and REMIC Interests in the manner and order of priority set forth above.

(e) In the event of any Subsequent Recovery, (i) such amount shall be treated as a Principal Prepayment Amount and shall be included in the related Available Distribution Amount for the Distribution Date occurring in the month following the month in which such recovery is received and (ii) the Certificate Balance of the Class or Classes to which the related Realized Loss had previously been allocated, whether or not such Class or Classes remain outstanding, shall be increased in direct order of priority, in each case by an amount equal to the lesser of (x) the amount of such recovery and (y) the aggregate amount of Realized Losses previously allocated to such Classes less amounts previously allocated to such Classes pursuant to this paragraph.

ARTICLE IV.

THE SECURITIES

Section 4.01. The Certificates.

The Certificates shall be designated generally as the Mortgage Pass-Through Certificates, Series 2007-4F. The aggregate principal amount of Certificates or Interests, as applicable, that may be executed and delivered under this Trust Agreement is limited to $790,100,742, except for Certificates executed and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Certificates pursuant to Section 4.05 hereof or Sections 5.03 or 5.05 of the Standard Terms. On the Closing Date, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver Mortgage Pass-Through Certificates in the names and amounts and to the Persons as directed by the Depositor. The table in Section 2.03 sets forth the Classes of Certificates, the initial Certificate Balance and the Certificate Rate for each Class of the Certificates. The Certificates authorized by this Trust Agreement shall consist of the Certificates having the designations, Initial Certificate Balances or Notional Amounts and Certificate Rates specified in the table in Section 2.03(d).

Section 4.02. Denominations.

Each of the Class A and Subordinate Certificates shall be issued in fully registered, book-entry form and shall be Book-Entry Certificates. Each Class of Residual Certificates shall be issued in fully registered, certificated form. The Class A Certificates (other than the Interest Only Certificates and the Class A-P Certificates) are offered in minimum denominations of $25,000 initial Certificate Balance each and multiples of $1 in excess of $25,000 or, if the Class Principal Balance of such Class of Certificates is less than $25,000, the Class Principal Balance thereof. The Class 4A-2 Certificates are offered in minimum denominations of $1,000,000 initial Notional Amount each and multiples of $1 in excess of $1,000,000. The Class A-P and Class A-X Certificates are offered in the form of a single Certificate representing the entire Certificate Balance and Notional Amount thereof, respectively. The Subordinate Certificates are offered in minimum denominations of $250,000 initial Certificate Balance each and multiples of $1 in excess of $250,000. In addition, one Certificate of each Class (other than the Class A-P, the Class A-X and the Residual Certificates) may be issued evidencing the sum of an authorized denomination thereof and the remainder of the initial Class Principal Balance (or, in the case of the Interest Only Certificates, the Notional Amount) of such Class. Each Class of Residual Certificates shall be issued in percentage interests of 99.99% and 0.01%.

Section 4.03. Redemption of Certificates.

(a) There shall be no right to redemption pursuant to Section 10.01 of the Standard Terms. Moreover, notwithstanding anything to the contrary in Section 10.02 of the Standard Terms, the obligations created by this Trust Agreement shall terminate upon payment to the Certificateholders of all amounts held in the Collection Account, the Certificate Account and the Distribution Account required to be paid to the Certificateholders pursuant to this Trust Agreement, following the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate or the disposition of all property acquired upon foreclosure of any such Mortgage Loan.

(b) On or after the date on which the aggregate Scheduled Principal Balance of the Mortgage Loans is less than or equal to 1% of the aggregate Scheduled Principal Balance of such Mortgage Loans as of the Cut-Off Date the Master Servicer shall have the right to purchase the remaining Mortgage Loans and any other assets in REMIC LT1 at the Termination Price and thereby cause the retirement of the related Certificates.

Notwithstanding anything to the contrary contained herein, the obligations created by the Trust Agreement shall terminate upon payment to the Certificateholders of all amounts held in the Certificate Account and the REMIC LT1 Distribution Account and the REMIC MT Distribution Account required to be paid to the Certificateholders pursuant to the Trust Agreement, following the earlier of: (i) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate or the disposition of all property acquired upon foreclosure of any such Mortgage Loan and (ii) the purchase of all of the assets of the Trust Estate as provided above. Written notice of termination shall be given to each Certificateholder, and the final distribution shall be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Securities Administrator, which shall be specified in the notice of termination. Any repurchase of the assets of the Trust Estate pursuant to this Section 4.03 shall be made at a price equal to the Termination Price.

Section 4.04. Securities Laws Restrictions.

Each of the Junior Subordinate Certificates is a Private Certificate subject to the restrictions on transfer contained in Section 5.05(a) of the Standard Terms. Furthermore, each of the Private Certificates is a Rule 144A Certificate. The Class R and Class RC Certificates are Residual Certificates subject to Section 5.05(c) of the Standard Terms.

Section 4.05. Deposit of Exchangeable REMIC Certificates.

The Exchangeable REMIC Certificates shall be issued in uncertificated form to the Underwriter pursuant to Section 4(c) of the Underwriting Agreement and transferred by the Underwriter to the Exchange Trustee to be held in trust pursuant to terms of the Exchange Agreement.

ARTICLE V.

MISCELLANEOUS PROVISIONS

Section 5.01. Request for Opinions.

(a) The Depositor hereby requests and authorizes McKee Nelson LLP, as its counsel in this transaction, to issue on behalf of the Depositor such legal opinions to the Trustee, the Securities Administrator and each Rating Agency as may be (i) required by any and all documents, certificates or agreements executed in connection with the Trust, or (ii) requested by the Trustee, the Securities Administrator, any such Rating Agency or their respective counsels.

(b) Each of the Trustee, the Securities Administrator and the Master Servicer hereby requests and authorizes its counsel to issue on behalf of such Person such legal opinions to the Depositor, GSMC and Goldman, Sachs & Co. as may be required by any and all documents, certificates or agreements executed in connection with the establishment of the Trust and the issuance of the Certificates.

Section 5.02. Schedules and Exhibits.

Each of the Schedules and Exhibits attached hereto or referenced herein are incorporated herein by reference as contemplated hereby and by the Standard Terms. Each Class of Certificates shall be in substantially the form attached hereto, as set forth in the Exhibit index.

Section 5.03. Governing Law.

THIS TRUST AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 5.04. Counterparts.

This Trust Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original but all of such counterparts shall together constitute but one and the same instrument.

Section 5.05. Notices.

All demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service, to (a) in the case of the Depositor, 85 Broad Street, New York, New York 10004, Attention: President (telecopy number (212) 902-3000 and email addresses: sang.kim@gs.com and michelle.gill@gs.com) or such other address, telecopy number or email address as may hereafter be furnished to each party to this Trust Agreement in writing by the Depositor; (b) in the case of the Trustee, U.S. Bank National Association, One Wall Street, Suite 1600, New York, New York 10005, Attention: Structured Finance Department, GSR 2007-4F, or such other address or telecopy number as may hereafter be furnished to each party to this Trust Agreement in writing by the Trustee; (c) in the case of the Master Servicer, Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046, Attention: Client Manager (GSR 2007-4F) (or in the case of overnight deliveries, 9062 Old Annapolis Road, Columbia, Maryland 21045) Telephone: (410) 884-2000 Facsimile: (410) 715-2380, or such other address, telecopy number or email address as may hereafter be furnished to each party to this Trust Agreement in writing by the Master Servicer; (d) in the case of the Securities Administrator, Wells Fargo Bank, N.A., Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust: GSR 2007-4F, or such other address, telecopy number or email address as may hereafter be furnished to each party to this Trust Agreement in writing by the Securities Administrator; and (e) in the case of each Custodian, the addresses set forth in the Custodial Agreement with respect to such Custodian. The addresses of the rating agencies required to be stated herein pursuant to Section 13.08(d) of the Standard Terms are Fitch Ratings, One State Street Plaza, New York, New York 10004 and Standard & Poor’s Ratings Services, 55 Water Street, New York, New York 10041.

[Signature page follows]

IN WITNESS WHEREOF, the Depositor, the Trustee, the Master Servicer, the Securities Administrator and each Custodian have caused this Trust Agreement to be duly executed by their respective officers thereunto duly authorized and their respective signatures duly attested all as of the day and year first above written.

MORTGAGE SECURITIES CORP.,
as Depositor

By: /s/ M. Gill
Name: M. Gill
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION,
not in its individual capacity, but solely in
its capacity as Trustee under this Trust Agreement

By: /s/ Patricia O’Neill
Name: Patricia O’Neill
Title: Vice President

WELLS FARGO BANK, N.A.,
not in its individual capacity, but solely in its
capacity as Securities Administrator and Master Servicer

By: /s/ Martin Reed
Name: Martin Reed
Title: Vice President

DEUTSCHE BANK NATIONAL TRUST COMPANY,
not in its individual capacity, but solely in its capacity as Custodian

By: /s/ Andrew Hays
Name: Andrew Hays
Title: Associate

By: /s/ Norma L. Catone
Name: Norma L. Catone
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION,
not in its individual capacity, but solely in its capacity as Custodian

By: /s/ Delma M. Carlson
Name: Delma M. Carlson
Title: Assistant Vice President

Solely for purposes of Section 2.01(a),
accepted and agreed to by:

GOLDMAN SACHS MORTGAGE
COMPANY

By: Goldman Sachs Real Estate Funding
Corp., its General Partner

By:  /s/ Greg A. Finck
Name: Greg A. Finck
Title: Managing Director

SCHEDULE I

Mortgage Loan Schedule

SCHEDULE II

[Reserved]

SCHEDULE III

[Reserved]

EXHIBIT A

Form of Certificates

A-1